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                                                                       EXHIBIT 5




                              September 6, 1996



Board of Directors
Pinnacle Bancshares, Inc.
1811 Second Avenue
Jasper, Alabama  35502-1388

         Re:     Pinnacle Bancshares, Inc.
                 Registration Statement on Form S-4

Gentlemen:

         You have requested our opinion as special counsel to Pinnacle Bancshares, Inc., a Delaware corporation, in connection with a registration statement on Form S-4 filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended. The registration statement relates to shares to be issued in connection with the reorganization of Pinnacle Bank into the holding company form of ownership as a wholly owned subsidiary of Pinnacle Bancshares, Inc. (the "Holding Company Reorganization").

         In rendering this opinion, we understand that the common stock of Pinnacle Bancshares, Inc. will be offered and sold in the manner described in the Proxy Statement/Prospectus which is a part of the registration statement. We have examined such records and documents and made such investigation as we have deemed relevant in connection with this opinion.

         Based upon the foregoing, it is our opinion that the shares of common stock of Pinnacle Bancshares, Inc. will, upon issuance pursuant to the Holding Company Reorganization, be legally issued, fully paid and nonassessable.

         This opinion is furnished for use as an exhibit to the registration statement and should not be used for any other purpose nor relied upon by any other person (except for the Securities and Exchange Commission in connection with its review of the registration statement) without the prior written consent of this firm. We hereby consent to the filing of this opinion as an exhibit to the registration statement and to the reference to us in the Offering Circular under the heading "PROPOSAL III -- PROPOSED HOLDING COMPANY FORMATION -- Legal Opinion."

                        Reinhart, Boerner, Van Deuren, Norris & Rieselbach, P.C.

                        By:   /s/ Edward B. Crosland, Jr.
                              -------------------------------------------------
                              Edward B. Crosland, Jr.